EXHIBIT 99.2

For Immediate Release: October 27, 2016
Jennifer Nahas
Vice President, Marketing
Griffin Capital Corporation
jnahas@griffincapital.com
Office Phone: 949-270-9332
Cell Phone: 949-433-6860

Joseph Kuo / Matthew Griffes
Haven Tower Group
jkuo@haventower.com / mgriffes@haventower.com
424 652 6520 ext 101 or ext 103

Griffin Capital Essential Asset REIT Announces
Estimated Value Per Share of $10.44

El Segundo, Calif. (October 27, 2016) - Griffin Capital Corporation (“Griffin Capital”) announced today that the board of directors (the “Board”) of Griffin Capital Essential Asset REIT, Inc. (the “REIT”) has established an updated estimated value per share of $10.44 as of June 30, 2016, an increase over both the prior estimated value per share of $10.40 as of September 30, 2015 and the estimated value per share of $9.56 as of December 31, 2012.
Commenting on the increase in the REIT’s estimated value per share, Kevin A. Shields, Griffin Capital’s Chairman and Chief Executive Officer, stated, “We are particularly pleased with the continued growth and strong performance of the REIT’s portfolio. We are proud of our team’s asset management efforts over the last year and we will continue to strive to provide positive results for our investors.”

The REIT engaged Robert A. Stanger & Co. (“Stanger”), an independent third-party valuation firm, to calculate the estimated value per share as of June 30, 2016. The Board, at the recommendation of the REIT’s nominating and corporate governance committee, comprised solely of independent directors, approved an estimated value per share of $10.44 based on the estimated value of the REIT's assets less the estimated value of the REIT's liabilities, or net asset value, divided by the approximate number of shares outstanding on a fully diluted basis, calculated as of June 30, 2016. This methodology complies with the Investment Program Association’s practice guideline regarding valuations of publicly registered non-listed REITs (“IPA guidelines”).

Consistent with the IPA guidelines, Stanger’s valuation does not include a portfolio premium that may reasonably be expected to accrue in a typical real estate valuation process conducted for transaction purposes, nor does it reflect an enterprise value. For more information regarding the valuation and the assumptions and methodologies used, please see the REIT’s Current Report on Form 8-K filed with the SEC on October 27, 2016.

About Griffin Capital Essential Asset REIT
Griffin Capital Essential Asset REIT, Inc. is a publicly-registered non-traded REIT with a portfolio, as of September 30, 2016, of 76 office and industrial distribution properties totaling 18.9 million rentable square feet, located in 20 states, representing total REIT capitalization of approximately $3.4 billion.

About Griffin Capital Corporation
Led by senior executives with more than two decades of real estate experience collectively encompassing over $22 billion of transaction value and more than 650 transactions, Griffin Capital and its affiliates have acquired or constructed approximately 55.4 million square feet of space since 1995. Griffin Capital and its affiliates own, manage, sponsor and/or co-sponsor a portfolio consisting of approximately 38 million square feet of space, located in 30 states and the United Kingdom, representing approximately $6.9 billion* in asset value, based on purchase price, as of September 30, 2016. Additional information about Griffin Capital is available at www.griffincapital.com.

About Robert A. Stanger & Co., Inc.
Robert A. Stanger & Co., Inc. is a nationally recognized investment banking firm specializing in providing strategic planning, investment banking, financial advisory, fairness opinion and asset and securities valuation services to partnerships, real estate investment trusts and real estate advisory and management companies in support of strategic planning and execution, capital formation and financings, mergers, acquisitions, reorganizations and consolidations.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the REIT’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. This is neither an offer nor a solicitation to purchase securities.

* Includes information related to interests in joint ventures.